Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in Amendment No. 5 to the Form S-1 Registration Statement (No. 333-133198) of Porter Bancorp, Inc. of our report dated March 27, 2006 (except for Note 18 for which the date is July 14, 2006) on the 2005 and 2004 consolidated financial statements of Porter Bancorp, Inc. We also consent to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Chizek and Company LLC

Crowe Chizek and Company LLC

Louisville, Kentucky

August 28, 2006